UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island  02903

(Address of principal executive offices, including zip code)

(401) 421-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.             OTHER EVENTS

On October 13, 2011, Textron Inc. (the “Company”) issued a press release announcing the expiration and final results of the Company’s previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 4.50% Convertible Senior Notes due 2013 (“Notes”).

The Offer expired at 12:00 midnight, New York City time, at the end of the day on October 12, 2011.

As of the expiration of the Offer, $224,702,000 in aggregate principal amount of Notes, representing approximately 37.5% of the aggregate outstanding principal amount of Notes, were validly tendered and not properly withdrawn. The Company has accepted for purchase all Notes that were validly tendered and not properly withdrawn.

The final purchase price per $1,000 principal amount of Notes is $1,524.03. The Company expects to settle the Offer on October 13, 2011 and to pay an aggregate of approximately $347.9 million to purchase all of the Notes that were validly tendered and not properly withdrawn. Immediately following the settlement of the Offer, approximately $375.3 million principal amount of Notes will remain outstanding.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits:

99.1                           Press release dated October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ Mary F. Lovejoy
Name: Mary F. Lovejoy
Title: Vice President and Treasurer

Date: October 13, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 13, 2011.